                                          NEWS RELEASE

Weatherford Announces Private Offering of $600 Million of Senior Notes due 2033

HOUSTON, September 22, 2025 - Weatherford International plc (NASDAQ: WFRD) (“Weatherford” or the “Company”) today announced that Weatherford International Ltd., a Bermuda exempted company and wholly owned subsidiary of Weatherford (“Weatherford Bermuda”) intends, subject to market and other conditions, to offer and sell (the “2033 Notes Offering”) in a private placement to eligible purchasers $600 million in aggregate principal amount of senior notes due 2033 (the “2033 Notes”).

Concurrently with the 2033 Notes Offering, the Company has commenced a cash tender offer (the “Tender Offer”) to purchase up to $700 million aggregate principal amount of its 8.625% Senior Unsecured Notes due 2030 (the “2030 Notes”). Weatherford Bermuda intends to use the net proceeds from the 2033 Notes Offering and cash on hand to fund the Tender Offer, pay accrued and unpaid interest on the 2030 Notes, as well as pay related transaction fees and expenses. The terms and conditions of the Tender Offer are described in an Offer to Purchase dated September 22, 2025 (as amended or supplemented from time to time, the “Offer to Purchase”). The Tender Offer is made only by and pursuant to the terms of the Offer to Purchase.

The 2033 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and the rules promulgated thereunder and applicable state securities laws. The 2033 Notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of 2033 Notes may be made only by means of an offering memorandum. This press release also does not constitute an offer to purchase or the solicitation of an offer to sell any 2030 Notes in the Tender Offer.

About Weatherford
Weatherford delivers innovative energy services that integrate proven technologies with advanced digitalization to create sustainable offerings for maximized value and return on investment. Our world-class experts partner with customers to optimize their resources and realize the full potential of their assets. Operators choose us for strategic solutions that add efficiency, flexibility, and responsibility to any energy operation. The Company conducts business in approximately 75 countries and has approximately 17,300 team members representing more than 110 nationalities and 310 operating locations.

Forward-Looking Statements
This press release contains forward-looking statements concerning, among other things, the Tender Offer, the 2033 Notes Offering, and use of proceeds, and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Readers are cautioned that forward-looking statements are only estimates and may differ materially from actual future events or results, based on factors including but not limited to: global political, economic and market conditions, political disturbances, war or other global conflicts, terrorist attacks, changes in global trade policies, tariffs and sanctions, weak local economic conditions and international currency fluctuations; general global economic repercussions related to U.S. and global inflationary pressures and potential recessionary concerns; various effects from conflicts in the Middle East and the Russia Ukraine conflicts, including, but not limited to, nationalization of assets, extended business interruptions, sanctions, treaties and regulations (including changes in the regulatory environment) imposed by various countries, associated operational and logistical challenges, and impacts to the overall global energy supply; cybersecurity issues; our ability to comply with, and respond to, climate change, environmental, social and governance and other sustainability initiatives and future legislative and regulatory measures both globally and in specific geographic regions; the potential for a resurgence of a pandemic in a given geographic area and related disruptions to our business, employees, customers, suppliers and other partners; the price and price volatility of, and demand for, oil and natural gas; the macroeconomic outlook for the oil and gas industry; our ability to generate cash flow from operations to fund our operations; our ability to effectively and timely adapt our technology portfolio, products and services to remain competitive, and to address and participate in changes to the market demands, including for the transition to alternate sources of energy such as geothermal, carbon capture and responsible abandonment, including our digitalization efforts; our ability to effectively execute our capital allocation framework; our ability to return capital to shareholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases; and the realization of additional cost savings and operational efficiencies.

These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the Securities and Exchange Commission, including the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

# # #

For Investors:
Luke Lemoine
Weatherford Investor Relations
+1 713-836-7777
investor.relations@weatherford.com

For Media:
Kelley Hughes
Weatherford Communications, Marketing & Sustainability
media@weatherford.com